UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 15, 2005

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 – Entry into a Material Definitive Agreement

On November 15, 2005, NovaStar Financial, Inc. (the “Company”) entered into indemnification agreements with the following officers and directors: W. Lance Anderson, Scott F. Hartman, Gregory S. Metz, David A. Pazgan, Michael L. Bamburg, Jeffrey D. Ayers, Rodney Schwatken, Gregory T. Barmore, Art N. Burtscher and Edward W. Mehrer (each an “Indemnitee”) in substantially the form attached hereto. Among other things, the indemnification agreements generally require the Company to indemnify and hold an Indemnitee harmless to the maximum extent permitted by Maryland law for liabilities arising out of the Indemnitee’s service to the Company or another entity for which such person is or was serving at the request of the Company. The indemnification agreements also provide for the advancement of defense expenses by the Company, subject to certain conditions, a procedure for determining an Indemnitee’s entitlement to indemnification and for certain remedies for the Indemnitee. The indemnification agreements also require the Company to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Company’s Board of Directors.

The form of the indemnification agreement was approved by the independent directors of the Company.

A form Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of such indemnification agreement.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

10.1	Form of Indemnification Agreement for officers and directors of NovaStar Financial, Inc. and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: November 16, 2005	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit Number
10.1	Form of Indemnification Agreement for officers and directors of NovaStar Financial, Inc. and its subsidiaries.